Exhibit 99.1

Depomed Reports First Quarter 2015 Financial Results

•                  First quarter 2015 product sales of $31.7 million, up 47% compared to the first quarter of 2014

•                  Completed $1.05 billion NUCYNTA® acquisition on April 2

•                  Updated 2015 product sales outlook of $310 to $335 million, nearly triple 2014 product sales

•                  Conference call scheduled for today at 4:30 PM EDT; Dial in information below

NEWARK, Calif., May 11, 2015 — Depomed, Inc. (Nasdaq: DEPO) today reported financial results and highlighted operational achievements for the quarter ended March 31, 2015.

“Depomed is in a period of tremendous growth, on track to become one of the top five companies selling branded pain pharmaceuticals in the US by 2016,” said Jim Schoeneck, President and CEO of Depomed. “The products we have acquired over the past three years continue to perform exceptionally well.  Gralise, Cambia and Lazanda delivered strong revenue and prescription growth in first quarter. Our experience integrating and growing products will be focused on the relaunch of NUCYNTA in June. With NUCYNTA, we are now expecting 2015 total product sales of $310-$335 million, which is nearly triple our 2014 product sales and over five times 2013 product sales.”

Business and Financial Highlights

•                  Quarterly product sales for the first quarter of 2015 were $31.7 million, an increase of 47% compared to $21.5 million for first quarter of 2014

•                  Completed the acquisition of U.S. rights to the NUCYNTA® franchise from Janssen Pharmaceuticals on April 2

•                  $575 million loan committed in March enabled the rapid close of NUCYNTA transaction:

•                  Avoided dilution to shareholders

•                  Enhanced sales force recruitment and relaunch preparation

•                  Provides financial flexibility to pursue additional acquisitions

•                  Quarterly net loss of ($11.6 million) or ($0.20) per share

•                  Quarterly non-GAAP adjusted loss of ($8.0 million) or ($0.13) per share; includes investment of approximately $5 million in the Nucynta deal and one time relaunch expenses during first quarter

•                  In April, Depomed settled Gralise® ANDA litigation with Actavis, confirming exclusivity to 2024; all ANDA litigation related to Gralise is now resolved

Product Highlights

NUCYNTA® and NUCYNTA® ER (tapentadol)

•                  Depomed began fulfilling orders and shipping April 6

•                  Quintiles, the contract sales organization that promoted the NUCYNTA franchise for Janssen, continues to support these products for Depomed until relaunch in June

•                  Recruitment  of Depomed’s expanded sales force on target for relaunch in June

Gralise® (gabapentin):

•                  First quarter 2015 net sales were $17.3 million, up 59% compared to $10.9 million in  first quarter 2014

•                  First quarter 2015 total prescriptions were 77k, up 18% compared to first quarter 2014

•                  ANDA litigation settlement reached with Actavis confirms Gralise market exclusivity to 2024 resolving all existing ANDA litigation

Cambia® (diclofenac potassium for oral solution):

•                  First quarter 2015 net sales were $5.4 million, up 16% compared to $4.6 million in first quarter 2014

•                  First quarter 2015 total prescriptions were over 30,000, up 34% compared to first quarter 2014 when Depomed relaunched the product

•                  American Headache Society assessment released in January upgraded Cambia to first line therapy for acute migraine treatment

Lazanda® (fentanyl) Nasal Spray:

•                  First quarter 2015 net sales of $3.2 million, up 369% compared to $680,000 in first quarter 2014

•                  Total quarterly sprays exceeded 100,000 for the first time during  first quarter 2015, up 44% from fourth quarter 2014

Zipsor® (diclofenac potassium):

•                  First quarter 2015 net sales of $5.8 million, up 9% compared to $5.3 million in first quarter 2014

Revenue Summary

	Three Months Ended
	March 31,
	2015	2014
	(in thousands, unaudited)
Product sales:
Gralise	$17,274	$10,860
CAMBIA	5,365	4,623
Lazanda	3,186	680
Zipsor	5,845	5,343
Total product sales	31,670	21,506

Royalties	$533	$494

License and other revenue:
Mallinckrodt	$—	$10,000
Other	—	1,760
Total license and other revenue	—	11,760

Non-cash PDL royalty revenue	$—	$42,784

Total revenues (GAAP Basis)	$32,203	$76,544

2015 Financial Outlook

As of May 11, 2015, Depomed is updating its financial outlook for full year 2015, to include the impact of the acquisition of the NUCYNTA franchise

•                  Total product sales of $310 to $335 million

•                  Total SG&A and R&D expenses of $195 to $210 million

•                  Includes approximately $21 million of one-time NUCYNTA deal and relaunch expenses

•                  Intangible asset amortization of $85 to $90 million

•                  Non-GAAP adjusted earnings of $16 to $28 million

•                  Adjusted EBITDA of $85 to $100 million

Non-GAAP Financial Measures

In this press release, Depomed includes information about non-GAAP adjusted earnings (loss), non-GAAP adjusted earnings (loss) per share and adjusted EBITDA, non-GAAP financial measures, as useful operating metrics for the three month periods ended March 31, 2015 and 2014 and its full year 2015 financial outlook. The Company believes that the presentation of these non-GAAP financial measures, when viewed with our results under GAAP and the accompanying reconciliations, provides supplementary information to investors. The Company uses these non-GAAP financial measures in connection with its own planning and forecasting purposes and for measuring the Company’s performance. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP adjusted earnings (loss) and non-GAAP adjusted earnings (loss) per share are not based on any standardized methodology prescribed by GAAP and represent GAAP net income (loss) and GAAP earnings (loss) per share adjusted to exclude (1) non-cash PDL royalty revenue, net of related costs, (2) non-cash interest expense on the liability related to the sale of future royalties and milestones to PDL, (3) amortization related to product acquisitions, (4) stock-based compensation expense, (5) non-cash interest expense related to convertible debt,  and to adjust (6) the income tax provision to reflect the estimated amounts payable in cash. Adjusted EBTITDA is not based on any standardized methodology prescribed by GAAP and represents GAAP net income (loss) adjusted to exclude (1) non-cash PDL royalty revenue, net of related costs, (2) interest income (3) interest expense, (4) amortization related to product acquisitions, (5) stock-based compensation expense, (5) depreciation, (6) taxes and (7) transaction costs associated with product acquisitions. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

The following table reconciles the Company’s GAAP net income (loss) to non-GAAP adjusted loss for the three months ended March 31, 2015 and 2014:

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED LOSS

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014
	(unaudited)	(unaudited)

GAAP net income (loss)	$(11,633)	$17,939
Non-cash PDL royalties, net of related costs	—	(42,344)
Non-cash interest expense on PDL liability	—	5,379
Non-cash interest expense on convertible debt	3,421	—
Amortization related to product acquisitions	1,586	4,555
Stock based compensation	2,813	1,859
Non-cash income tax adjustment	(4,181)	11,827
Non-GAAP adjusted loss	$(7,994)	$(785)
Non-GAAP adjusted loss per share	$(0.13)	$(0.01)

The following table reconciles the Company’s GAAP net income (loss) to adjusted EBITDA for the three months ended March 31, 2015 and 2014:

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014
	(unaudited)	(unaudited)

GAAP net income (loss)	$(11,633)	$17,939
Non-cash PDL royalties, net of related costs	—	(42,344)
Amortization related to product acquisitions	1,586	4,555
Stock based compensation	2,813	1,859
Interest income	(57)	(27)
Interest expense	5,577	5,387
Depreciation	420	505
Taxes	(4,181)	11,827
Transaction costs	2,459	—
Adjusted EBITDA	$(3,016)	$(299)

Conference Call

Depomed will host a conference call today, Monday, May 11TH, beginning at 4:30 p.m. EDT (1:30 p.m. PDT) to discuss its results. Participants can access the call by dialing 877-317-6789 (United States) or 412-317-6789 (international). The conference call will also be available via a live webcast on the investor relations section of Depomed’s website at http://www.depomed.com.  Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company’s website for three months.

About Depomed

Depomed is a specialty pharmaceutical company that commercializes products for pain and neurology related disorders.  Our NUCYNTA® franchise includes NUCYNTA® ER (tapentadol) extended release tablets indicated for the management of pain, including neuropathic pain associated with diabetic peripheral neuropathy (DPN), severe enough to require daily, around-the-clock, long-term opioid treatment, and NUCYNTA® (tapentadol), an immediate release version of tapentadol, for management of moderate to severe acute pain in adults.  Gralise® (gabapentin) is a once-daily treatment approved for the management of postherpetic neuralgia. CAMBIA® (diclofenac potassium for oral solution) is a non-steroidal anti-inflammatory drug indicated for acute treatment of migraine attacks with or without aura in adults (18 years of age or older). Zipsor® (diclofenac potassium) Liquid Filled Capsules is a non-steroidal anti-inflammatory drug indicated for relief of mild to moderate acute pain in adults.  Lazanda® (fentanyl) Nasal Spray is an intranasal fentanyl drug used to manage breakthrough pain in adults (18 years of age or older) who are already routinely taking other opioid pain medicines around-the-clock for cancer pain. Gralise and various partner product candidates are formulated with Depomed’s proven, proprietary Acuform® drug delivery technology.  Additional information about Depomed may be found at www.depomed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to, those related to the commercialization of NUCYNTA ER, NUCYNTA, Gralise, CAMBIA, Zipsor and Lazanda, Depomed’s financial outlook for 2015 and expectations regarding financial results and potential business opportunities and other risks detailed in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K for the year ended December 31, 2014 and most recent Quarterly Report on Form 10-Q. The inclusion of forward-looking statements should not be regarded as a representation that any of the company’s plans or objectives will be achieved. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

INVESTOR CONTACT:

August J. Moretti
Depomed, Inc.
510-744-8000
amoretti@depomed.com

MEDIA CONTACT:

Mark Corbae
Canale Communications for Depomed
619-849-5375
mark@canalecomm.com

CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS)

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014
	(unaudited)	(unaudited)
Revenues:
Product sales	$31,670	$21,506
Royalties	533	494
License and other revenue	—	11,760
Non-cash PDL royalty revenue	—	42,784
Total revenues	32,203	76,544

Costs and expenses:
Cost of sales	3,112	3,702
Research and development expense	1,858	2,042
Selling, general and administrative expense	34,542	32,517
Amortization of intangible assets	2,540	2,539
Total costs and expenses	42,052	40,800

Income from operations	(9,849)	35,744
Interest income and other	57	27
Interest expense	(6,022)	(626)
Non-cash interest expense on PDL liability	—	(5,379)
Benefit from (provision for) income taxes	4,181	(11,827)
Net income (loss)	$(11,633)	$17,939

Basic net income (loss) per share	$(0.20)	$0.31
Diluted net income (loss) per share	$(0.20)	$0.30

Shares used in calculating basic net income per share	59,561	57,546
Shares used in calculating diluted net income per share	59,561	59,923

DEPOMED, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2015	2014
	(unaudited)

Cash, cash equivalents and marketable securities	$67,734	$566,402
Restricted cash	500,000	—
Accounts receivable	23,454	27,008
Receivables from collaborative partners	1,048	1,070
Inventories	6,455	8,456
Income taxes receivable	3,424	4,030
Property and equipment, net	7,170	7,055
Intangible assets, net	69,822	72,361
Deferred tax assets	9,601	9,601
Prepaid and other assets	15,716	15,082
Total assets	$704,424	$711,065

Accounts payable and accrued liabilities	$55,803	$52,686
Convertible debt	233,057	229,891
Contingent consideration liability	14,720	14,252
Deferred tax liabilities	25,924	32,589
Other liabilities	14,852	17,200
Shareholders’ equity	360,068	364,447
Total liabilities and shareholders’ equity	$704,424	$711,065